FOR IMMEDIATE RELEASE	July 28, 2022

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
SECOND QUARTER OF 2022
Second Quarter Summary1
•Completed acquisition of Iowa First Bancshares Corp ("IOFB").
•Annualized adjusted core loan growth (excluding IOFB and PPP) of 10.53%2.
•Nonperforming assets ratio improved 10 basis points (bps) to 0.43%; net charge-off ratio improved 25 bps to 0.03%.
•Net interest margin (tax equivalent) expanded 8 bps to 2.87%2.
•Net income for the second quarter was $12.6 million, or $0.80 per diluted common share.
◦Total revenue, net of interest expense, of $52.1 million, including a $1.4 million bargain purchase gain recognized in connection with the IOFB acquisition.
◦Credit loss expense of $3.3 million stemming from the acquired IOFB loan portfolio.
◦Noninterest expense of $32.1 million, including $0.9 million of merger-related expenses.
◦Effective tax rate of 24.5%, reflecting a $0.8 million charge related to an Iowa tax law change.
•Efficiency ratio improved to 56.57%2.
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (“we”, “our”, or the "Company”) today reported net income for the second quarter of 2022 of $12.6 million, or $0.80 per diluted common share, compared to net income of $13.9 million, or $0.88 per diluted common share, for the linked quarter.
CEO COMMENTARY

Charles Funk, Chief Executive Officer of the Company, commented, "This was a quarter of solid progress for MidWestOne. Annualized adjusted core loan growth of 10.53%, which excludes the impact from the acquisition of IOFB and PPP, represents strong work by our bankers. Our asset quality continues to show improvement, with total non-performing loans falling to 0.76% of total loans and net charge-offs falling to 0.03% of total loans. The 8 bps increase in our tax equivalent net interest margin was also a key to the Company's performance this past quarter.

We were pleased to enter the Muscatine, Iowa market and expand our Fairfield presence with the close of the Iowa First Bancshares transaction."
1 Second Quarter Summary compares to the first quarter of 2022 (the "linked quarter") unless noted.
2 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

FINANCIAL HIGHLIGHTS	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2022	2022	2021	2022	2021
Net interest income	$39,725	$37,336	$38,505	$77,061	$77,122
Noninterest income	12,347	11,644	10,218	23,991	22,042
Total revenue, net of interest expense	52,072	48,980	48,723	101,052	99,164
Credit loss expense (benefit)	3,282	—	(2,144)	3,282	(6,878)
Noninterest expense	32,082	31,643	28,670	63,725	56,370
Income before income tax expense	16,708	17,337	22,197	34,045	49,672
Income tax expense	4,087	3,442	4,926	7,529	10,753
Net income	$12,621	$13,895	$17,271	$26,516	$38,919
Diluted earnings per share	$0.80	$0.88	$1.08	$1.69	$2.43

Return on average assets	0.83%	0.95%	1.18%	0.89%	1.38%
Return on average equity	10.14%	10.74%	13.24%	10.44%	15.10%
Return on average tangible equity(1)	13.13%	13.56%	16.75%	13.35%	19.10%
Efficiency ratio(1)	56.57%	60.46%	54.83%	58.46%	52.76%
(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
IOWA FIRST BANCSHARES CORP. ACQUISITION

On June 9, 2022, we completed our acquisition of IOFB, the parent company of First National Bank of Muscatine (“FNBM”) and First National Bank in Fairfield (“FNBF”). The assets acquired and liabilities assumed have been accounted for under the acquisition method of accounting. The assets and liabilities, both tangible and intangible, were recorded at their fair values as of the June 9, 2022 acquisition date, net of any applicable tax effects. The Company considers all purchase accounting estimates provisional and fair values are subject to refinement for up to one year after the close date.
The table below summarizes the amounts recognized at the acquisition date for each major class of assets acquired and liabilities assumed:

(In thousands)	As of June 9, 2022
Merger consideration
Cash consideration		$46,672
Identifiable net assets acquired, at fair value
Assets acquired
Cash and due from banks	$10,192
Interest earning deposits in banks	67,855
Debt securities	119,230
Loans held for investment	281,470
Premises and equipment	7,363
Core deposit intangible	16,500
Other assets	12,218
Total assets acquired		514,828
Liabilities assumed
Deposits	(463,638)
Other liabilities	(3,117)
Total liabilities assumed		(466,755)
Identifiable net assets acquired, at fair value		48,073
Bargain purchase gain (reported in Other noninterest income)		$1,401

INCOME STATEMENT HIGHLIGHTS

Net Interest Income
Net interest income increased to $39.7 million in the second quarter of 2022 from $37.3 million in the first quarter of 2022, due primarily to a higher volume of interest earning assets in addition to an expansion in the net interest margin. These increases were partially offset by decreased Paycheck Protection Program ("PPP") loan fee accretion stemming from loan forgiveness. Net PPP loan fee accretion was $0.1 million in the second quarter of 2022 compared to $0.8 million in the linked quarter, and we expect this amount to continue to be negligible as remaining PPP loans are forgiven.
Average interest earning assets increased $130.8 million to $5.72 billion in the second quarter of 2022, when compared to the first quarter of 2022. This increase reflected average earning assets acquired in the IOFB acquisition coupled with higher volumes of debt securities and growth in the legacy MidWestOne loan portfolio.
The Company's tax equivalent net interest margin was 2.87% in the second quarter of 2022 compared to 2.79% in the linked quarter due to an increase in total interest earning asset yields, partially offset by a slight increase in funding costs. Total interest earning assets yield increased 10 bps from the linked quarter primarily as a result of an increase in the loan yield, which was partially offset by a decrease in PPP fee accretion, and an increase in the yield on taxable investment securities. The cost of interest bearing liabilities increased 3 bps to 0.45%, primarily as a result of interest bearing deposits costs of 0.31% and long-term debt costs of 4.45%, which increased 2 bps and 15 bps respectively, from the linked quarter.
Noninterest Income
Noninterest income for the second quarter of 2022 increased $0.7 million, or 6.0%, from the linked quarter. The increase was primarily due to the bargain purchase gain of $1.4 million recorded related to the IOFB acquisition, in addition to an increase of $0.2 million in card revenue. Partially offsetting the increases identified above was a decline of $0.8 million in loan revenue and a decline of $0.3 million in investment services and trust activities income. The decline in loan revenue was due to a $0.4 million decrease in mortgage origination income and a $0.3 million decline in the fair value adjustment of our mortgage servicing rights, from $2.7 million in the first quarter of 2022 to $2.4 million in the second quarter of 2022.
The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
Noninterest Income	June 30,	March 31,	June 30,
(In thousands)	2022	2022	2021
Investment services and trust activities	$2,670	$3,011	$2,809
Service charges and fees	1,717	1,657	1,475
Card revenue	1,878	1,650	1,913
Loan revenue	3,523	4,293	3,151
Bank-owned life insurance	558	531	538
Investment securities gains, net	395	40	42
Other	1,606	462	290
Total noninterest income	$12,347	$11,644	$10,218
Noninterest Expense
Noninterest expense for the second quarter of 2022 increased $0.4 million, or 1.4%, from the linked quarter primarily due to an increase of $0.3 million in compensation and employee benefits and an increase of $0.2 million in equipment costs. The increase in compensation and employee benefits was primarily due to increased salary costs from the IOFB acquisition. The increase in equipment expense was primarily attributable to increased maintenance costs. Offsetting these increases identified above was a decline of $0.5 million in occupancy expense, which declined primarily due to a nonrecurring write-down expense in the first quarter of 2022 that did not recur in the second quarter of 2022.
The increase in net interest income and noninterest income noted above, were the primary drivers of the improvement in the efficiency ratio, which decreased 3.89 percentage points to 56.57% from 60.46% in the linked quarter.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
Noninterest Expense	June 30,	March 31,	June 30,
(In thousands)	2022	2022	2021
Compensation and employee benefits	$18,955	$18,664	$17,404
Occupancy expense of premises, net	2,253	2,779	2,198
Equipment	2,107	1,901	1,861
Legal and professional	2,435	2,353	1,375
Data processing	1,237	1,231	1,347
Marketing	1,157	1,029	873
Amortization of intangibles	1,283	1,227	1,341
FDIC insurance	420	420	245
Communications	266	272	371
Foreclosed assets, net	4	(112)	136
Other	1,965	1,879	1,519
Total noninterest expense	$32,082	$31,643	$28,670
The following table presents details of merger-related expenses for the periods indicated:

	Three Months Ended
	June 30,	March 31,	June 30,
Merger-related Expenses	2022	2022	2021
(In thousands)
Compensation and employee benefits	$150	$—	$—
Occupancy expense of premises, net	1	—	—
Equipment	6	5	—
Legal and professional	638	63	—
Data processing	38	38	—
Marketing	65	7	—
Communications	2	1	—
Other	1	14	—
Total merger-related expenses	$901	$128	$—

Income Taxes
The Company's effective income tax rate increased to 24.5% in the second quarter of 2022 compared to 19.9% in the linked quarter. The higher effective income tax rate in the second quarter of 2022 was due to a change in tax law in the state of Iowa, which resulted in a one-time income tax expense of $0.8 million stemming from the re-measurement of our deferred tax assets and liabilities. The effective income tax rate for the full year 2022 is expected to be in the range of 20-22%.

BALANCE SHEET, LIQUIDITY AND CAPITAL HIGHLIGHTS	As of or for the Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in millions, except per share amounts)	2022	2022	2021
Ending Balance Sheet
Total assets	$6,442.5	$5,960.2	$5,749.2
Loans held for investment, net of unearned income	3,611.2	3,250.0	3,330.2
Total securities	2,402.8	2,349.8	2,072.5
Total deposits	5,537.4	5,077.7	4,792.7
Average Balance Sheet
Average total assets	$6,079.0	$5,914.6	$5,851.7
Average total loans	3,326.3	3,245.4	3,396.6
Average total deposits	5,181.9	5,044.0	4,875.3
Funding and Liquidity
Short-term borrowings	$193.9	$181.2	$212.3
Long-term debt	159.2	139.9	169.8
Loans to deposits ratio	65.21%	64.01%	69.48%
Equity
Total shareholders' equity	$488.8	$504.5	$530.3
Common equity ratio	7.59%	8.46%	9.22%
Tangible common equity(1)	392.5	423.3	445.4
Tangible common equity ratio(1)	6.18%	7.20%	7.86%
Per Share Data
Book value	$31.26	$32.15	$33.22
Tangible book value(1)	$25.10	$26.98	$27.90
(1) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

Loans Held for Investment
Loans held for investment, net of unearned income, increased $361.1 million, or 11.1%, to $3.61 billion from March 31, 2022. This increase reflected loans acquired in the IOFB acquisition, coupled with growth in the legacy MidWestOne loan portfolio during the second quarter of 2022.
The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

Loans Held for Investment	June 30, 2022		March 31, 2022		June 30, 2021
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(dollars in thousands)
Commercial and industrial	$986,137	27.3%	$898,942	27.7%	$982,092	29.5%
Agricultural	110,263	3.1	94,649	2.9	107,834	3.2
Commercial real estate
Construction and development	224,470	6.2	193,130	5.9	168,070	5.0
Farmland	181,820	5.0	140,846	4.3	134,877	4.1
Multifamily	239,676	6.6	259,609	8.0	255,826	7.7
Other	1,213,974	33.7	1,130,306	34.8	1,147,016	34.4
Total commercial real estate	1,859,940	51.5	1,723,891	53.0	1,705,789	51.2
Residential real estate
One-to-four family first liens	430,157	11.9	331,883	10.2	332,117	10.0
One-to-four family junior liens	148,647	4.1	131,793	4.1	136,464	4.1
Total residential real estate	578,804	16.0	463,676	14.3	468,581	14.1
Consumer	76,008	2.1	68,877	2.1	65,860	2.0
Loans held for investment, net of unearned income	$3,611,152	100.0%	$3,250,035	100.0%	$3,330,156	100.0%

Total commitments to extend credit	$1,117,754		$1,034,843		$959,696

Credit Loss Expense & Allowance for Credit Losses

The following table shows the activity in the allowance for credit losses for the periods indicated:

	Three Months Ended			Six Months Ended
Allowance for Credit Losses Roll Forward	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands)	2022	2022	2021	2022	2021
Beginning balance	$46,200	$48,700	$50,650	$48,700	$55,500
PCD allowance established in acquisition	3,371	—	—	3,371	—
Charge-offs	(440)	(2,631)	(840)	(3,071)	(1,843)
Recoveries	159	409	434	568	1,121
Net charge-offs	(281)	(2,222)	(406)	(2,503)	(722)
Credit loss (benefit) expense related to loans	3,060	(278)	(2,244)	2,782	(6,778)
Ending balance	$52,350	$46,200	$48,000	$52,350	$48,000

As of June 30, 2022, the allowance for credit losses ("ACL") was $52.4 million, or 1.45% of loans held for investment, net of unearned income, compared with $46.2 million, or 1.42% of loans held for investment, net of unearned income, at March 31, 2022. Credit loss expense for the second quarter of 2022 was $3.3 million. No credit loss expense was recorded in the first quarter of 2022. Credit loss expense in the current quarter reflected $3.1 million related to the acquired non-purchase credit deteriorated (PCD) loans and $0.2 million related to unfunded loan commitments established in the acquisition. The allowance for credit losses also included the initial allowance for credit losses of $3.4 million recorded for the PCD loans acquired.
Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

Deposit Composition	June 30, 2022		March 31, 2022		June 30, 2021
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$1,114,825	20.1%	$1,002,415	19.7%	$952,764	19.9%
Interest checking deposits	1,749,748	31.7	1,601,249	31.5	1,414,942	29.6
Money market deposits	1,070,912	19.3	983,709	19.4	936,683	19.5
Savings deposits	715,829	12.9	650,314	12.8	596,199	12.4
Total non-maturity deposits	4,651,314	84.0	4,237,687	83.4	3,900,588	81.4
Time deposits of $250 and under	547,427	9.9	501,904	9.9	538,331	11.2
Time deposits over $250	338,700	6.1	338,134	6.7	353,747	7.4
Total time deposits	886,127	16.0	840,038	16.6	892,078	18.6
Total deposits	$5,537,441	100.0%	$5,077,725	100.0%	$4,792,666	100.0%

CREDIT RISK PROFILE

	As of or For the Three Months Ended
Highlights	June 30,	March 31,	June 30,
(Dollars in thousands)	2022	2022	2021
Credit loss expense (benefit) related to loans	$3,060	$(278)	$(2,244)
Net charge-offs	$281	$2,222	$406
Net charge-off ratio(1)	0.03%	0.28%	0.05%

At period-end
Pass	$3,402,508	$3,041,649	$3,102,688
Special Mention / Watch	111,893	106,241	115,414
Classified	96,751	102,145	112,054
Total loans held for investment, net	$3,611,152	$3,250,035	$3,330,156
Classified loans ratio(2)	2.68%	3.14%	3.36%

Nonaccrual loans held for investment	$25,978	$31,182	$40,764
Accruing loans contractually past due 90 days or more	1,359	—	665
Total nonperforming loans	27,337	31,182	41,429
Foreclosed assets, net	284	273	755
Total nonperforming assets	$27,621	$31,455	$42,184
Nonperforming loans ratio(3)	0.76%	0.96%	1.24%
Nonperforming assets ratio(4)	0.43%	0.53%	0.73%
Allowance for credit losses	$52,350	$46,200	$48,000
Allowance for credit losses ratio(5)	1.45%	1.42%	1.44%
Adjusted allowance for credit losses ratio(6)	1.45%	1.42%	1.53%
Allowance for credit losses to nonaccrual loans ratio(7)	201.52%	148.16%	117.75%
(1) Net charge-off ratio is calculated as annualized net charge-offs divided by average loans held for investment, net of unearned income, during the period.
(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Nonperforming loans ratio is calculated as total nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(4) Nonperforming assets ratio is calculated as total nonperforming assets divided by total assets at the end of the period.
(5) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(6) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
(7)Allowance for credit losses to nonaccrual loans ratio is calculated as allowance for credit losses divided by nonaccrual loans at the end of the period.
During the second quarter of 2022, overall asset quality was improved. The nonperforming loans ratio declined 20 bps from the linked quarter and 48 bps from the prior year to 0.76%. In addition, the classified loans ratio declined 46 bps from the linked quarter and 68 bps from the prior year to 2.68%. Further, net charge-offs declined $1.9 million from the linked quarter.
The following table presents a roll forward of nonperforming loans for the period:

Nonperforming Loans	Nonaccrual	90+ Days Past Due & Still Accruing	Total
(Dollars in thousands)
Balance at March 31, 2022	$31,182	$—	$31,182
Loans placed on nonaccrual or 90+ days past due & still accruing	1,679	1,243	2,922
Acquired loan portfolio	3,963	152	4,115
Proceeds related to repayment or sale	(9,814)	—	(9,814)
Loans returned to accrual status or no longer past due	(693)	(1)	(694)
Charge-offs	(328)	(35)	(363)
Transfers to foreclosed assets	(11)	—	(11)
Balance at June 30, 2022	$25,978	$1,359	$27,337

CAPITAL
Effective March 31, 2020, we elected the 5-year phase-in option allowed under the interim final rule (IFR) issued by the federal banking regulatory agencies that delays the estimated impact on regulatory capital stemming from the implementation of the current expected credit losses (CECL) accounting standard. The IFR allows the add back of 100% of the capital effect from the day one CECL transition adjustment and 25% of the capital effect from subsequent increases in the allowance for credit losses through the two-year period ending December 31, 2021. The modified CECL transitional amount of $9.4 million is then reduced from capital over the subsequent three-year period.

Regulatory Capital Ratios	June 30,	March 31,	June 30,
	2022 (1)	2022	2021
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage to average assets ratio	8.51%	8.85%	8.50%
Common equity tier 1 capital to risk-weighted assets ratio	8.82%	9.81%	10.26%
Tier 1 capital to risk-weighted assets ratio	9.61%	10.68%	11.21%
Total capital to risk-weighted assets ratio	11.73%	12.89%	13.63%
MidWestOne Bank
Tier 1 leverage to average assets ratio	9.70%	9.30%	9.15%
Common equity tier 1 capital to risk-weighted assets ratio	10.99%	11.25%	12.09%
Tier 1 capital to risk-weighted assets ratio	10.99%	11.25%	12.09%
Total capital to risk-weighted assets ratio	11.90%	12.12%	13.02%
(1) Capital ratios for June 30, 2022 are preliminary

CORPORATE UPDATE
Share Repurchase Program
Under our current repurchase program, the Company repurchased 65,315 shares of its common stock at an average price of $29.67 per share and a total cost of $1.9 million in the second quarter of 2022. At June 30, 2022, the total amount available under the Company's current share repurchase program was $3.5 million.
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, July 29, 2022. To participate, you may pre-register for this call utilizing the following link: https://ige.netroadshow.com/registration/q4inc/11244/midwestone-financial-group-inc-2nd-quarter-2022/. After pre-registering for this event you will receive your access details via email. On the day of the call, you are also able to dial 1-844-200-6205, using an access code of 952429 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until October 27, 2022, by calling 1-866-813-9403 and using the replay access code of 413921. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) the risks of mergers (including with IOFB), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (2) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (3) the effects of actual and expected increases in interest rates, including on our net income and the value of our securities portfolio; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) changes in and uncertainty related to benchmark interest rates used to price loans and deposits, including the expected elimination of LIBOR and the adoption of a substitute; (8) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators; (9) the ability to attract and retain key executives and employees experienced in banking and financial services; (10) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (11) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (12) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (13) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (14) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (15) volatility of rate-sensitive deposits; (16) operational risks, including data processing system failures or fraud; (17) asset/liability matching risks and liquidity risks; (18) the costs, effects and outcomes of existing or future litigation; (19) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business; (20) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (21) war or terrorist activities, including the war in Ukraine, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (22) the effects of cyber-attacks; (23) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; (24) effects of the ongoing COVID-19 pandemic, including its effects on the economic environment, our customers, employees and supply chain; and (25) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2022	2022	2021	2021	2021
ASSETS
Cash and due from banks	$60,622	$47,677	$42,949	$53,562	$52,297
Interest earning deposits in banks	23,242	12,152	160,881	84,952	11,124
Federal funds sold	—	—	—	—	13
Total cash and cash equivalents	83,864	59,829	203,830	138,514	63,434
Debt securities available for sale at fair value	1,234,789	1,145,638	2,288,110	2,136,902	2,072,452
Held to maturity securities at amortized cost	1,168,042	1,204,212	—	—	—
Total securities	2,402,831	2,349,850	2,288,110	2,136,902	2,072,452
Loans held for sale	4,991	6,466	12,917	58,679	6,149
Gross loans held for investment	3,627,728	3,256,294	3,252,194	3,278,150	3,344,156
Unearned income, net	(16,576)	(6,259)	(7,182)	(9,506)	(14,000)
Loans held for investment, net of unearned income	3,611,152	3,250,035	3,245,012	3,268,644	3,330,156
Allowance for credit losses	(52,350)	(46,200)	(48,700)	(47,900)	(48,000)
Total loans held for investment, net	3,558,802	3,203,835	3,196,312	3,220,744	3,282,156
Premises and equipment, net	89,048	82,603	83,492	84,130	84,667
Goodwill	62,477	62,477	62,477	62,477	62,477
Other intangible assets, net	33,874	18,658	19,885	21,130	22,394
Foreclosed assets, net	284	273	357	454	755
Other assets	206,320	176,223	157,748	152,393	154,731
Total assets	$6,442,491	$5,960,214	$6,025,128	$5,875,423	$5,749,215
LIABILITIES
Noninterest bearing deposits	$1,114,825	$1,002,415	$1,005,369	$999,887	$952,764
Interest bearing deposits	4,422,616	4,075,310	4,109,150	3,957,894	3,839,902
Total deposits	5,537,441	5,077,725	5,114,519	4,957,781	4,792,666
Short-term borrowings	193,894	181,193	181,368	187,508	212,261
Long-term debt	159,168	139,898	154,879	154,860	169,839
Other liabilities	63,156	56,941	46,887	45,010	44,156
Total liabilities	5,953,659	5,455,757	5,497,653	5,345,159	5,218,922
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	16,581	16,581
Additional paid-in capital	300,859	300,505	300,940	300,327	299,888
Retained earnings	262,395	253,500	243,365	232,639	219,884
Treasury stock	(25,772)	(24,113)	(24,546)	(22,735)	(15,888)
Accumulated other comprehensive (loss) income	(65,231)	(42,016)	(8,865)	3,452	9,828
Total shareholders' equity	488,832	504,457	527,475	530,264	530,293
Total liabilities and shareholders' equity	$6,442,491	$5,960,214	$6,025,128	$5,875,423	$5,749,215

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER AND YEAR TO DATE CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(In thousands, except per share data)	2022	2022	2021	2021	2021	2022	2021
Interest income
Loans, including fees	$32,746	$31,318	$33,643	$36,115	$34,736	$64,064	$71,278
Taxable investment securities	9,576	8,123	7,461	6,655	6,483	17,699	11,576
Tax-exempt investment securities	2,367	2,383	2,415	2,428	2,549	4,750	5,104
Other	40	28	37	21	19	68	33
Total interest income	44,729	41,852	43,556	45,219	43,787	86,581	87,991
Interest expense
Deposits	3,173	2,910	3,031	3,150	3,409	6,083	7,017
Short-term borrowings	229	119	130	132	161	348	289
Long-term debt	1,602	1,487	1,576	1,597	1,712	3,089	3,563
Total interest expense	5,004	4,516	4,737	4,879	5,282	9,520	10,869
Net interest income	39,725	37,336	38,819	40,340	38,505	77,061	77,122
Credit loss expense (benefit)	3,282	—	622	(1,080)	(2,144)	3,282	(6,878)
Net interest income after credit loss expense (benefit)	36,443	37,336	38,197	41,420	40,649	73,779	84,000
Noninterest income
Investment services and trust activities	2,670	3,011	3,115	2,915	2,809	5,681	5,645
Service charges and fees	1,717	1,657	1,684	1,613	1,475	3,374	2,962
Card revenue	1,878	1,650	1,746	1,820	1,913	3,528	3,449
Loan revenue	3,523	4,293	3,132	1,935	3,151	7,816	7,881
Bank-owned life insurance	558	531	550	532	538	1,089	1,080
Investment securities gains, net	395	40	137	36	42	435	69
Other	1,606	462	865	331	290	2,068	956
Total noninterest income	12,347	11,644	11,229	9,182	10,218	23,991	22,042
Noninterest expense
Compensation and employee benefits	18,955	18,664	18,266	17,350	17,404	37,619	34,321
Occupancy expense of premises, net	2,253	2,779	2,211	2,547	2,198	5,032	4,516
Equipment	2,107	1,901	2,189	1,973	1,861	4,008	3,654
Legal and professional	2,435	2,353	1,826	1,272	1,375	4,788	2,158
Data processing	1,237	1,231	1,211	1,406	1,347	2,468	2,599
Marketing	1,157	1,029	1,121	1,022	873	2,186	1,879
Amortization of intangibles	1,283	1,227	1,245	1,264	1,341	2,510	2,848
FDIC insurance	420	420	380	435	245	840	757
Communications	266	272	277	275	371	538	780
Foreclosed assets, net	4	(112)	7	43	136	(108)	183
Other	1,965	1,879	1,711	2,191	1,519	3,844	2,675
Total noninterest expense	32,082	31,643	30,444	29,778	28,670	63,725	56,370
Income before income tax expense	16,708	17,337	18,982	20,824	22,197	34,045	49,672
Income tax expense	4,087	3,442	4,726	4,513	4,926	7,529	10,753
Net income	$12,621	$13,895	$14,256	$16,311	$17,271	$26,516	$38,919

Earnings per common share
Basic	$0.81	$0.89	$0.91	$1.03	$1.08	$1.69	$2.43
Diluted	$0.80	$0.88	$0.91	$1.03	$1.08	$1.69	$2.43
Weighted average basic common shares outstanding	15,668	15,683	15,692	15,841	15,987	15,675	15,989
Weighted average diluted common shares outstanding	15,688	15,718	15,734	15,863	16,012	15,703	16,016
Dividends paid per common share	$0.2375	$0.2375	$0.2250	$0.2250	$0.2250	$0.4750	$0.4500

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL STATISTICS

	As of or for the Three Months Ended			As of or for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2022	2022	2021	2022	2021
Earnings:
Net interest income	$39,725	$37,336	$38,505	$77,061	$77,122
Noninterest income	12,347	11,644	10,218	23,991	22,042
Total revenue, net of interest expense	52,072	48,980	48,723	101,052	99,164
Credit loss expense (benefit)	3,282	—	(2,144)	3,282	(6,878)
Noninterest expense	32,082	31,643	28,670	63,725	56,370
Income before income tax expense	16,708	17,337	22,197	34,045	49,672
Income tax expense	4,087	3,442	4,926	7,529	10,753
Net income	$12,621	$13,895	$17,271	$26,516	$38,919
Per Share Data:
Diluted earnings	$0.80	$0.88	$1.08	$1.69	$2.43
Book value	31.26	32.15	33.22	31.26	33.22
Tangible book value(1)	25.10	26.98	27.90	25.10	27.90
Ending Balance Sheet:
Total assets	$6,442,491	$5,960,214	$5,749,215	$6,442,491	$5,749,215
Loans held for investment, net of unearned income	3,611,152	3,250,035	3,330,156	3,611,152	3,330,156
Total securities	2,402,831	2,349,850	2,072,452	2,402,831	2,072,452
Total deposits	5,537,441	5,077,725	4,792,666	5,537,441	4,792,666
Short-term borrowings	193,894	181,193	212,261	193,894	212,261
Long-term debt	159,168	139,898	169,839	159,168	169,839
Total shareholders' equity	488,832	504,457	530,293	488,832	530,293
Average Balance Sheet:
Average total assets	$6,078,950	$5,914,604	$5,851,736	$5,997,231	$5,686,936
Average total loans	3,326,269	3,245,449	3,396,575	3,286,083	3,413,069
Average total deposits	5,181,927	5,044,046	4,875,324	5,113,368	4,725,444
Financial Ratios:
Return on average assets	0.83%	0.95%	1.18%	0.89%	1.38%
Return on average equity	10.14%	10.74%	13.24%	10.44%	15.10%
Return on average tangible equity(1)	13.13%	13.56%	16.75%	13.35%	19.10%
Efficiency ratio(1)	56.57%	60.46%	54.83%	58.46%	52.76%
Net interest margin, tax equivalent(1)	2.87%	2.79%	2.88%	2.83%	2.99%
Loans to deposits ratio	65.21%	64.01%	69.48%	65.21%	69.48%
Common equity ratio	7.59%	8.46%	9.22%	7.59%	9.22%
Tangible common equity ratio(1)	6.18%	7.20%	7.86%	6.18%	7.86%
Credit Risk Profile:
Total nonperforming loans	$27,337	$31,182	$41,429	$27,337	$41,429
Nonperforming loans ratio	0.76%	0.96%	1.24%	0.76%	1.24%
Total nonperforming assets	$27,621	$31,455	$42,184	$27,621	$42,184
Nonperforming assets ratio	0.43%	0.53%	0.73%	0.43%	0.73%
Net charge-offs	$281	$2,222	$406	$2,503	$722
Net charge-off ratio	0.03%	0.28%	0.05%	0.15%	0.04%
Allowance for credit losses	$52,350	$46,200	$48,000	$52,350	$48,000
Allowance for credit losses ratio	1.45%	1.42%	1.44%	1.45%	1.44%
Adjusted allowance for credit losses ratio(1)	1.45%	1.42%	1.53%	1.45%	1.53%
Allowance for credit losses to nonaccrual ratio	201.52%	148.16%	117.75%	201.52%	117.75%
PPP Loans:
Average PPP loans	$1,061	$14,975	$233,982	$4,327	$234,515
Fee Income	59	797	2,469	856	6,143

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,326,269	$33,315	4.02%	$3,245,449	$31,858	3.98%	$3,396,575	$35,255	4.16%
Taxable investment securities	1,923,155	9,576	2.00%	1,835,911	8,123	1.79%	1,604,463	6,483	1.62%
Tax-exempt investment securities (2)(4)	439,385	2,975	2.72%	450,547	2,998	2.70%	473,181	3,196	2.71%
Total securities held for investment(2)	2,362,540	12,551	2.13%	2,286,458	11,121	1.97%	2,077,644	9,679	1.87%
Other	30,016	40	0.53%	56,094	28	0.20%	48,208	19	0.16%
Total interest earning assets(2)	$5,718,825	45,906	3.22%	$5,588,001	43,007	3.12%	$5,522,427	44,953	3.26%
Other assets	360,125			326,603			329,309
Total assets	$6,078,950			$5,914,604			$5,851,736
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,641,337	$1,189	0.29%	$1,560,402	$1,061	0.28%	$1,469,853	$1,095	0.30%
Money market deposits	1,003,386	571	0.23%	953,943	499	0.21%	942,072	502	0.21%
Savings deposits	662,449	287	0.17%	641,703	279	0.18%	595,150	324	0.22%
Time deposits	836,143	1,126	0.54%	883,997	1,071	0.49%	896,169	1,488	0.67%
Total interest bearing deposits	4,143,315	3,173	0.31%	4,040,045	2,910	0.29%	3,903,244	3,409	0.35%
Securities sold under agreements to repurchase	154,107	111	0.29%	159,417	96	0.24%	179,253	116	0.26%
Federal funds purchased	—	—	—%	—	—	—%	—	—	—%
Other short-term borrowings	41,859	118	1.13%	3,029	23	3.08%	39,238	45	0.46%
Short-term borrowings	195,966	229	0.47%	162,446	119	0.30%	218,491	161	0.30%
Long-term debt	144,440	1,602	4.45%	140,389	1,487	4.30%	189,644	1,712	3.62%
Total borrowed funds	340,406	1,831	2.16%	302,835	1,606	2.15%	408,135	1,873	1.84%
Total interest bearing liabilities	$4,483,721	$5,004	0.45%	$4,342,880	$4,516	0.42%	$4,311,379	$5,282	0.49%
Noninterest bearing deposits	1,038,612			1,004,001			972,080
Other liabilities	57,157			42,872			45,035
Shareholders’ equity	499,460			524,851			523,242
Total liabilities and shareholders’ equity	$6,078,950			$5,914,604			$5,851,736
Net interest income(2)		$40,902			$38,491			$39,671
Net interest spread(2)			2.77%			2.70%			2.77%
Net interest margin(2)			2.87%			2.79%			2.88%

Total deposits(5)	$5,181,927	$3,173	0.25%	$5,044,046	$2,910	0.23%	$4,875,324	$3,409	0.28%
Cost of funds(6)			0.36%			0.34%			0.40%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $(31) thousand, $674 thousand, and $2.3 million for the three months ended June 30, 2022, March 31, 2022, and June 30, 2021, respectively. Loan purchase discount accretion was $528 thousand, $732 thousand, and $873 thousand for the three months ended June 30, 2022, March 31, 2022, and June 30, 2021, respectively. Tax equivalent adjustments were $569 thousand, $540 thousand, and $519 thousand for the three months ended June 30, 2022, March 31, 2022, and June 30, 2021, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $608 thousand, $615 thousand, and $647 thousand for the three months ended June 30, 2022, March 31, 2022, and June 30, 2021, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Six Months Ended
	June 30, 2022			June 30, 2021
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,286,083	$65,173	4.00%	$3,413,069	$72,328	4.27%
Taxable investment securities	1,879,773	17,699	1.90%	1,436,522	11,576	1.63%
Tax-exempt investment securities (2)(4)	444,936	5,973	2.71%	469,507	6,399	2.75%
Total securities held for investment(2)	2,324,709	23,672	2.05%	1,906,029	17,975	1.90%
Other	42,983	68	0.32%	42,404	33	0.16%
Total interest earning assets(2)	$5,653,775	88,913	3.17%	$5,361,502	90,336	3.40%
Other assets	343,456			325,434
Total assets	$5,997,231			$5,686,936
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,601,093	$2,250	0.28%	$1,410,094	$2,086	0.30%
Money market deposits	978,801	1,070	0.22%	927,660	980	0.21%
Savings deposits	652,134	566	0.18%	574,602	610	0.21%
Time deposits	859,938	2,197	0.52%	866,976	3,341	0.78%
Total interest bearing deposits	4,091,966	6,083	0.30%	3,779,332	7,017	0.37%
Securities sold under agreements to repurchase	156,747	207	0.27%	172,592	217	0.25%
Federal funds purchased	—	—	—%	—	—	—%
Other short-term borrowings	22,551	141	1.26%	24,370	72	0.60%
Short-term borrowings	179,298	348	0.39%	196,962	289	0.30%
Long-term debt	142,426	3,089	4.37%	197,762	3,563	3.63%
Total borrowed funds	321,724	3,437	2.15%	394,724	3,852	1.97%
Total interest bearing liabilities	$4,413,690	$9,520	0.43%	$4,174,056	$10,869	0.53%
Noninterest bearing deposits	1,021,402			946,112
Other liabilities	50,054			47,008
Shareholders’ equity	512,085			519,760
Total liabilities and shareholders’ equity	$5,997,231			$5,686,936
Net interest income(2)		$79,393			$79,467
Net interest spread(2)			2.74%			2.87%
Net interest margin(2)			2.83%			2.99%

Total deposits(5)	$5,113,368	$6,083	0.24%	$4,725,444	$7,017	0.30%
Cost of funds(6)			0.35%			0.43%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $0.6 million and $5.8 million for the six months ended June 30, 2022 and June 30, 2021, respectively. Loan purchase discount accretion was $1.3 million and $2.0 million for the six months ended June 30, 2022 and June 30, 2021, respectively. Tax equivalent adjustments were $1.1 million and $1.0 million for the six months ended June 30, 2022 and June 30, 2021, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $1.2 million and $1.3 million for the six months ended June 30, 2022 and June 30, 2021, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, efficiency ratio, adjusted allowance for credit losses ratio, core loans, and core commercial loans. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2022	2022	2021	2021	2021
Total shareholders’ equity	$488,832	$504,457	$527,475	$530,264	$530,293
Intangible assets, net	(96,351)	(81,135)	(82,362)	(83,607)	(84,871)
Tangible common equity	$392,481	$423,322	$445,113	$446,657	$445,422

Total assets	$6,442,491	$5,960,214	$6,025,128	$5,875,423	$5,749,215
Intangible assets, net	(96,351)	(81,135)	(82,362)	(83,607)	(84,871)
Tangible assets	$6,346,140	$5,879,079	$5,942,766	$5,791,816	$5,664,344

Book value per share	$31.26	$32.15	$33.66	$33.71	$33.22
Tangible book value per share(1)	$25.10	$26.98	$28.40	$28.40	$27.90
Shares outstanding	15,635,131	15,690,125	15,671,147	15,729,451	15,963,468

Common equity ratio	7.59%	8.46%	8.75%	9.03%	9.22%
Tangible common equity ratio(2)	6.18%	7.20%	7.49%	7.71%	7.86%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended			Six Months Ended
Return on Average Tangible Equity	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2022	2022	2021	2022	2021
Net income	$12,621	$13,895	$17,271	$26,516	$38,919
Intangible amortization, net of tax(1)	962	920	1,006	1,883	2,136
Tangible net income	$13,583	$14,815	$18,277	$28,399	$41,055

Average shareholders’ equity	$499,460	$524,851	$523,242	$512,085	$519,760
Average intangible assets, net	(84,540)	(81,763)	(85,518)	(83,159)	(86,235)
Average tangible equity	$414,920	$443,088	$437,724	$428,926	$433,525

Return on average equity	10.14%	10.74%	13.24%	10.44%	15.10%
Return on average tangible equity(2)	13.13%	13.56%	16.75%	13.35%	19.10%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2022	2022	2021	2022	2021
Net interest income	$39,725	$37,336	$38,505	$77,061	$77,122
Tax equivalent adjustments:
Loans(1)	569	540	519	1,109	1,050
Securities(1)	608	615	647	1,223	1,295
Net interest income, tax equivalent	$40,902	$38,491	$39,671	$79,393	$79,467
Loan purchase discount accretion	(528)	(732)	(873)	(1,260)	(1,971)
Core net interest income	$40,374	$37,759	$38,798	$78,133	$77,496

Net interest margin	2.79%	2.71%	2.80%	2.75%	2.90%
Net interest margin, tax equivalent(2)	2.87%	2.79%	2.88%	2.83%	2.99%
Core net interest margin(3)	2.83%	2.74%	2.82%	2.79%	2.91%
Average interest earning assets	$5,718,825	$5,588,001	$5,522,427	$5,653,775	$5,361,502
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended			Six Months Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2022	2022	2021	2022	2021
Loan interest income, including fees	$32,746	$31,318	$34,736	$64,064	$71,278
Tax equivalent adjustment(1)	569	540	519	1,109	1,050
Tax equivalent loan interest income	$33,315	$31,858	$35,255	$65,173	$72,328
Loan purchase discount accretion	(528)	(732)	(873)	(1,260)	(1,971)
Core loan interest income	$32,787	$31,126	$34,382	$63,913	$70,357

Yield on loans	3.95%	3.91%	4.10%	3.93%	4.21%
Yield on loans, tax equivalent(2)	4.02%	3.98%	4.16%	4.00%	4.27%
Core yield on loans(3)	3.95%	3.89%	4.06%	3.92%	4.16%
Average loans	$3,326,269	$3,245,449	$3,396,575	$3,286,083	$3,413,069
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended			Six Months Ended
Efficiency Ratio	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2022	2022	2021	2022	2021
Total noninterest expense	$32,082	$31,643	$28,670	$63,725	$56,370
Amortization of intangibles	(1,283)	(1,227)	(1,341)	(2,510)	(2,848)
Merger-related expenses	(901)	(128)	—	(1,029)	—
Noninterest expense used for efficiency ratio	$29,898	$30,288	$27,329	$60,186	$53,522

Net interest income, tax equivalent(1)	$40,902	$38,491	$39,671	$79,393	$79,467
Noninterest income	12,347	11,644	10,218	23,991	22,042
Investment securities gains, net	(395)	(40)	(42)	(435)	(69)
Net revenues used for efficiency ratio	$52,854	$50,095	$49,847	$102,949	$101,440

Efficiency ratio (2)	56.57%	60.46%	54.83%	58.46%	52.76%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles and merger-related expenses divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

Adjusted Allowance for Credit Losses Ratio	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2022	2022	2021	2022	2021
Loans held for investment, net of unearned income	$3,611,152	$3,250,035	$3,245,012	$3,268,644	$3,330,156
PPP loans	(402)	(3,037)	(30,841)	(89,354)	(184,390)
Core loans	$3,610,750	$3,246,998	$3,214,171	$3,179,290	$3,145,766
Allowance for credit losses	$52,350	$46,200	$48,700	$47,900	$48,000

Allowance for credit losses ratio	1.45%	1.42%	1.50%	1.47%	1.44%
Adjusted allowance for credit losses ratio(1)	1.45%	1.42%	1.52%	1.51%	1.53%
(1) Allowance for credit losses divided by core loans.

Core Loans/Core Commercial Loans	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2022	2022	2021	2022	2021
Commercial loans:
Commercial and industrial	$986,137	$898,942	$902,314	$927,258	$982,092
Agricultural	110,263	94,649	103,417	106,356	107,834
Commercial real estate	1,859,940	1,723,891	1,704,541	1,699,358	1,705,789
Total commercial loans	$2,956,340	$2,717,482	$2,710,272	$2,732,972	$2,795,715
Consumer loans:
Residential real estate	$578,804	$463,676	$466,322	$468,136	$468,581
Other consumer	76,008	68,877	68,418	67,536	65,860
Total consumer loans	$654,812	$532,553	$534,740	$535,672	$534,441
Loans held for investment, net of unearned income	$3,611,152	$3,250,035	$3,245,012	$3,268,644	$3,330,156

PPP loans	$402	$3,037	$30,841	$89,354	$184,390
Acquired IOFB loan portfolio	$281,470	$—	$—	$—	$—

Core loans(1)	$3,610,750	$3,246,998	$3,214,171	$3,179,290	$3,145,766
Adjusted core loans(2)	$3,329,280	$3,246,998	$3,214,171	$3,179,290	$3,145,766
Core commercial loans(3)	$2,955,938	$2,714,445	$2,679,431	$2,643,618	$2,611,325
(1) Core loans are calculated as loans held for investment, net of unearned income less PPP loans.
(2) Adjusted core loans are calculated as loans held for investment, net of unearned income, less PPP loans and the acquired IOFB loan portfolio.
(3) Core commercial loans are calculated as total commercial loans less PPP loans.

Contact:
Charles N. Funk	Barry S. Ray
Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer
319.356.5800	319.356.5800